Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S‑3 (Registration No. 333‑254123) and S‑8 (Registration No. 333‑266085) of XPEL, Inc. of our report dated March 11, 2021, relating to the consolidated financial statements, which appears in this annual report on Form 10‑K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP
Minneapolis, Minnesota
February 28, 2023